ARTHUR ANDERSEN




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 26, 2000 included in Registration Statement File No. 33-65418, Registration Statement 333-03289, Registration Statement File No. 333-03303 and Registration Statement File No. 333-53367. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
--------------------------
Arthur Andersen LLP



Albuquerque, New Mexico
March 8, 2000